[Letterhead of Cutler Law Group]

                            April  3,  2000

DermaRx  Corporation
284  Jackson  Street
Denver,  CO  80206

     RE:  LEGAL  RETAINER

Gentlemen  and  Ladies:

     This letter sets forth our understanding whereby you have engaged this firm to represent DermaRX Corporation ("DRMX" or "Client") in connection with various corporate and securities compliance representation (the "Matters"). At your request we may also undertake other matters on your behalf ("Other Matters.")

     California law requires lawyers to have written fee contracts with their clients. This letter, when signed by each of you will constitute the written fee contract required by California law. In connection therewith, our understanding and agreement is as follows:

1. We will undertake to advise you in connection with the Matters and any Other Matters. We will undertake to prepare such documents as may be required to effect the foregoing and to make any and all filings with appropriate regulatory agencies as are required to effectuate the foregoing.

2. There can be no assurances, and we make no guarantees, representations or warranties as to the particular results from our services and the response and timeliness of action by any governmental official or department.

     3. You understand that the accuracy and completeness of any document prepared by us is dependent upon your alertness to assure that it contains all material facts which might be important and that such documents must not contain any misrepresentation of a material fact nor omit information necessary to make the statements therein not misleading. To that end, you agree to review, and confirm to us in writing that you have reviewed, all materials for their accuracy and completeness prior to any use thereof. You agree to provide to us any and all written materials, contracts and other information relevant to our representation in the Matters and any Other Matters and necessary or desirable for our determination as to the legal effect of any transaction. You also acknowledge that this responsibility continues in the event that the materials become deficient in this regard.

     4. This firm will undertake the Matters for our usual hourly fee, which is $125.00 per hour for paralegals, $250.00 per hour for associates and $350.00 per hour for partners. On any Other Matters we will bill you monthly with the understanding that, except as set forth otherwise herein, unless otherwise agreed to by us, you will pay the full amount of each statement within ten days after your receipt thereof. Amounts past due for 30 days or more will be charged a finance charge of 10% per annum. You also agree to immediately issue and deliver to us 250,000 shares of common stock (not subject to the proposed reverse stock split), which you shall immediately register on Form S-8. We agree to prepare and file the Form S-8 Registration Statement.

     5. The firm reserves the right to immediately withdraw its representation in the event that (i) we discover any misrepresentation of information provided to us, (ii) you and any of your affiliates engages in any conduct or activities contrary to our advice which in our opinion would constitute a violation of applicable law, (iii) you fail to live up to your obligations under this agreement. In the event legal action is required to collect any amounts due hereunder, you agree to pay legal fees and expenses required to collect such amounts.

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     6.     We  will consult with you on all major decisions and will attempt to keep you fully informed of the status of the preparation of documents and responses to filings, if any, as well as our recommended strategies. You should feel free to call at any time if you have any questions or wish to discuss any aspect of this matter.

7. You acknowledge and agree that all activities undertaken by you in connection with the representation will be in full compliance with applicable law, including without limitation federal and state securities laws. You represent and warrant that you will undertake no actions or activities which would constitute fraud under Federal or state securities laws.

8. You are advised that the firm maintains errors and omissions insurance applicable to the foregoing representation.

     9. This Agreement shall be governed by the laws of the State of California and venue for any action hereunder shall be in Orange County, California.

     If this letter correctly sets forth your understanding and agreement with respect to the matters mentioned above, please execute and return one copy of this letter to the undersigned via facsimile and U.S. Mail.

                                          Very  truly  yours,
                                          /s/ M. Richard Cutler
                                          M.  Richard  Cutler

     The undersigned hereby confirms and agrees that this letter, executed and effective as of this 3rd day of April, 2000, sets forth my understanding and agreement with Cutler Law Group.

DermaRX  Corporation
/s/ Maryanne Carroll
By:  Maryanne  Carroll  ,  President

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